UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 10, 2021

Cassava Sciences, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29959	91-1911336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7801 N Capital of Texas Highway, Suite 260, Austin, TX 78731
(Address of Principal Executive Offices) (Zip Code)

512-501-2444
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01.    Entry into a Material Definitive Agreement.

On February 10, 2021,  Cassava Sciences, Inc. (the “Company”) entered into a  Securities Purchase Agreement (the “Agreement”) with certain investors  (each, including its successors and assigns,  a “Purchaser,” and collectively the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”) 4,081,633 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $49.00 per share, for gross proceeds of approximately $200.0 million.

The closing of the sale of the Shares under the Agreement occurred on February 12, 2021.  The Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on sales of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 30 days after the closing of the sale of the Shares under the Agreement, and a prohibition on the Company from entering into agreements for or effecting certain variable rate transactions or securities issuances at future determined prices for a period of 90 days after the closing of the sale of the Shares under the Agreement,  in each case subject to certain exceptions.

The net proceeds of the Offering are estimated to be approximately $189.7 million, after deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds from this Offering for working capital and general corporate purposes, including development of simufilam, the Company’s lead drug candidate for the treatment of Alzheimer’s disease.

H.C. Wainwright & Co., LLC (“Wainwright”) served as the exclusive placement agent for the issuance and sale of the Shares. As compensation for such services, the Company paid Wainwright an aggregate cash fee equal to 5.0% of the gross proceeds received by the Company from the sale of the Shares.

The Shares were offered and sold by the Company through a prospectus supplement pursuant to the Company’s automatic “shelf” registration statement on Form S-3, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 10, 2021 and became effective immediately upon filing (File No. 333-252931) (the “Registration Statement”). Securities issued pursuant to the Registration Statement may only be offered by means of a prospectus. The Company has filed with the SEC the prospectus supplement, together with the accompanying base prospectus, used in connection with the offer and sale of the Shares. In addition, a copy of the opinion of Morrison & Foerster LLP relating to the legality of the issuance and sale of the Shares pursuant to the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K, and is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

The form of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of the Agreement is subject to, and qualified in its entirety by, the full text of such document, which is incorporated herein by reference.  No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 8.01    Other Events.

On February 10, 2021, the Company issued a press release announcing the Offering, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On February 12, 2021, the Company issued a press release announcing the closing of Offering, a copy of which is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.   Description

5.1	Opinion of Morrison & Foerster LLP
10.1	Form of Securities Purchase Agreement, dated February 10, 2021, by and between Cassava Sciences, Inc. and the purchasers named therein
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
99.1	Press Release, dated February 10, 2021
99.2	Press Release, dated February 12, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASSAVA SCIENCES, INC.

Date: February 12, 2021	/s/ Eric Schoen
Eric Schoen
Chief Financial Officer